Exhibit 99.1

[FRONT OF PROXY CARD]

Metro Bancshares, Inc.

9340 The Landing Drive

Douglasville, Georgia 30135

(770) 489-4443

Proxy SOLICITED by Board of Directors for Special Meeting of Shareholders – January 27, 2014.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated December [•], 2014, and revoking all prior proxies, hereby appoints, Kenneth L. Barber and Thomas P. Wilbourne, or any one of them, with full power of substitution in each, proxies to vote all the common stock of Metro Bancshares, Inc. which the undersigned may be entitled to vote at the special meeting of shareholders to be held on January 27, 2014 at 10:00 a.m., local time, on January 27, 2015, at Metro’s main office located at 9340 The Landing Drive in Douglasville, Georgia and at any adjournment thereof, as follows:

The Board of Directors recommends a vote “FOR” proposal 1.

1.	Proposal to approve the Agreement and Plan of Merger, dated October 20, 2014, amended by Amendment No. 1 to Agreement and Plan of Merger, dated October 21, 2014, as described in the proxy statement/prospectus dated December [•], 2014, whereby: (i) Metro Bancshares, Inc. (“Metro”) will be merged with and into ServisFirst Bancshares, Inc. (“ServisFirst”), with ServisFirst as the surviving corporation; and (ii) each share of Metro common stock will be converted into the Merger Consideration, comprised of ServisFirst common stock and cash having an aggregate value of 636,720 shares of ServisFirst common stock and $22,825,000 in cash.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” proposal 2.

2.	Proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be dated and signed on reverse side)

[BACK OF PROXY CARD]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSALS AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please date, sign your name(s) exactly as shown on your stock certificate, and return this proxy card in the accompanying envelope as promptly as practical. If signing on behalf of a trust, corporation or other entity, please indicate title of person signing. If stock is held jointly, both shareholders must sign.

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